Calculation of Filing Fee Tables
S-8
UNIVERSAL HEALTH SERVICES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class B Common Stock, par value $0.01 per share, issuable in respect of assumed outstanding awards of unvested stock options under the Talkspace, Inc. 2021 Incentive Award Plan, as amended	Other	9,214	$ 85.00	$ 783,190.00	0.0001381	$ 108.16
2	Equity	Class B Common Stock, par value $0.01 per share, issuable in respect of assumed outstanding awards of unvested restricted stock units under the Talkspace, Inc. 2021 Incentive Award Plan, as amended	Other	146,988	$ 168.71	$ 24,798,345.48	0.0001381	$ 3,424.65
Total Offering Amounts:						$ 25,581,535.48		$ 3,532.81
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,532.81
Offering Note
[1]	(1) This Registration Statement (the "Registration Statement") registers the issuance of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), of Universal Health Services, Inc. (the "Company" or the "Registrant") issuable pursuant to the outstanding awards of unvested stock options and unvested restricted stock units assumed by the Company as a result of the consummation on August 17, 2026 of the transaction contemplated by that certain Agreement and Plan of Merger, dated as of March 9, 2026, by and among the Company, UHS Merger Subsidiary, Inc., a Delaware corporation and indirect wholly owned subsidiary of the Company, and Talkspace, Inc. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers any additional securities of the Company that may be offered or become issuable under the Talkspace, Inc. 2021 Incentive Award Plan, as amended (the "Talkspace Plan"), in connection with any stock split, stock dividend, recapitalization, or any other similar transaction effected without receipt of consideration, which results in an increase in the number of outstanding shares of Class B Common Stock. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the weighted average exercise price for shares subject to the outstanding unvested options granted pursuant to the Talkspace Plan.

[2]	(1) This Registration Statement (the "Registration Statement") registers the issuance of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), of Universal Health Services, Inc. (the "Company" or the "Registrant") issuable pursuant to the outstanding awards of unvested stock options and unvested restricted stock units assumed by the Company as a result of the consummation on August 17, 2026 of the transaction contemplated by that certain Agreement and Plan of Merger, dated as of March 9, 2026, by and among the Company, UHS Merger Subsidiary, Inc., a Delaware corporation and indirect wholly owned subsidiary of the Company, and Talkspace, Inc. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers any additional securities of the Company that may be offered or become issuable under the Talkspace, Inc. 2021 Incentive Award Plan, as amended (the "Talkspace Plan"), in connection with any stock split, stock dividend, recapitalization, or any other similar transaction effected without receipt of consideration, which results in an increase in the number of outstanding shares of Class B Common Stock. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of Class B Common Stock as reported on the New York Stock Exchange on August 12, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources